GALECTIN-3, A BIOMARKER OF CARDIOVASCULAR RISK, INVERSELY CORRELATES WITH eGFR

George Tidmarsh[1], Pablo E. Pergola[2], Bhupinder Singh[3], George Fadda[4], James Rolke[1], Stacey Ruiz[1], Gerard Smits[5], Geoffrey Block[6]

[1]La Jolla Pharmaceutical Company, Inc, San Diego, CA, [2]Clinical Advancement Center, San Antonio, TX, [3]Southwest Kidney Institute, Tempe, AZ, [4]Balboa Nephrology Medical Group, La Mesa, CA, [5]CSC, Inc, Santa Barbara, CA, [6]Denver Nephrology, Denver, CO

Background

Galectin-3:

- Important mediator of fibrosis and clinically regarded as a marker of cardiovascular risk[1]
- Correlates with kidney function in patients with cardiovascular disease[2,3]
- Predicts CKD risk in the general population[4]

Purpose:

Changes in circulating levels of Galectin-3 in patients with CKD (not ascertained based on preexisting CVD) have not been studied. We evaluated the relationship between galectin-3 levels and kidney function, as determined by eGFR, in two studies


Cell-Cell, Cell-Matrix, Cell-Pathogen Communication
Receptor-Receptor Interaction
Cell Membrane
Signal Transduction to Modulate Cellular Functions
Galectin-3

Correlation between Galectin-3 Levels and eGFR

Retrospective Study


r=-0.74
p<0.001
Log Galectin-3
100
50
20
10
10
20
50
100
200
Log eGFR

Cross-Sectional Study


r=-0.6016
p<0.001
Log Galectin-3
70
60
50
40
30
20
20
25
30
35
40
45
50
Log eGFR

- A significant inverse, log-linear correlation was observed between galectin-3 levels and eGFR in the retrospective study of subjects with eGFR levels ranging from 20 - 100 mL/min/1.73m^2; eGFR <20 or >100 mL/min/1.73m^2 did not appear to be associated with galectin-3, due either to lack of data or to a leveling off of the relationship
- The correlation was upheld and maintained significance in the cross-sectional study of patients with Stage 3/4 CKD

Methods

- Serum levels of galectin-3 were measured 1) retrospectively in 99 patients with an eGFR of <20 to >90 mL/min/1.73m^2 and 2) cross-sectionally in 28 patients with an eGFR of 15 to 50 mL/min/1.73m^2
- Galectin-3 was analyzed using an ELISA kit by BG Medicine (Waltham, MA)

Galectin-3 Levels and High Cardiovascular Risk in CKD

Retrospective Study


Mean Galectin-3 (ng/mL)
50
45
40
35
30
25
20
15
10
5
0
High CV Risk
(>25 ng/mL)
< 20
20-29
30-39
40-49
50-59
60-69
> 90
eGFR


% of Subjects with Galectin-3 >25 ng/mL
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
< 20
20-29
30-39
40-49
50-59
60-69
> 90
eGFR

- Mean galectin-3 levels in subjects with eGFR >90 mL/min/1.73m^2 were 15±3.8 ng/mL
- To define high CV risk, we identified a galectin-3 threshold of >25 ng/mL (>2 SD above the mean for the >90 eGFR group)
- Galectin-3 levels >25 ng/mL (High CV Risk) were found in:
  - >40% of subjects with eGFR of <50 mL/min/1.73m^2
  - >90% of subjects with eGFR of <20 mL/min/1.73m^2

Conclusions

- Galectin-3 is substantially elevated in the setting of even mildly reduced eGFR
- Mean levels of galectin-3 were markedly elevated at levels that correlate with CV risk in individuals with eGFR <50 mL/min/1.73m^2
- Galectin-3 likely mediates both progressive CKD and CV disease
- Clinical trials aimed at investigating the effect of pharmacological reductions in galectin-3 levels in CKD patients is warranted

References:

[1]de Boer et al, 2010 Curr Heart Fail Rep
[2]Tang et al, 2011 Am J Cardiol
[3]de Boer et al, 2012 J Intern Med
[4]O'Seaghdha et al, 2013 J Am Soc Nephrol

La Jolla Pharmaceutical